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                                                                    EXHIBIT 21.1

COMPANY SUBSIDIARIES

Name                                                 State of Incorporation

Timely Transportation, Inc.                                 Georgia

Truck-Net, Inc.                                             Georgia

PTG, Inc.                                                   Georgia

Timely Services, Inc.                                       Georgia

TranzPartners.com, Inc.                                     Georgia